Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors
Emerson Electric Co.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Emerson Electric Co. (the “Company”) of our report relating to the Company’s consolidated financial statements as of September 30, 2001 and 2000 and for each of the years in the three year period ended September 30, 2001, which appears in the Company’s Annual Report on Form 10-K for the year ended September 30, 2001.

/s/ KPMG LLP

St. Louis, Missouri
June 7, 2002